UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2013

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On May 21, 2013, the Board of Directors (the “Board”) of Shutterfly, Inc. (the “Company”) voted to increase the size of the Board from eight to nine members and to elect Ann Mather to the Board. Ms. Mather will serve as a Class II director whose current term will expire at the Company’s 2014 annual meeting of stockholders. There are no arrangements or understandings between Ms. Mather and any other persons pursuant to which Ms. Mather was named as a director. Ms. Mather has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.
Since September 2005, Ms. Mather has been a director of Glu Mobile Inc., a publisher of mobile games. Since November 2005, Ms. Mather has been a director of Google, Inc. Since May 2010, Ms. Mather has been a director of MoneyGram International, a global payment services company. Ms. Mather serves as the audit committee chair for Glu Mobile, Google and MoneyGram. Since December 2010, Ms. Mather has been a director of MGM Holdings Inc., the independent, privately-held motion picture, television, home video, and theatrical production and distribution company. Since April 2011, Ms. Mather has been a director of Solazyme, Inc. and serves as chair of its audit committee. Ms. Mather is also a director of Ariat International, Inc., a privately held manufacturer of footwear for equestrian athletes. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds a Master of Arts degree from Cambridge University.
Ms. Mather will participate in the Company’s standard non-employee director compensation arrangements described in the Company’s 2012 proxy statement filed with the Securities and Exchange Commission on April 10, 2012. Under the terms of those arrangements, she received an initial restricted stock unit award valued at $200,000 that was priced on the date of the Company’s 2013 annual meeting under the Company’s 2006 Equity Incentive Plan. The award will vest annually over three years from the date of grant. In addition, in connection with her appointment, Ms. Mather executed the Company’s standard form of indemnity agreement for directors.
Ms. Mather is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jeffrey T. Housenbold Jeffrey T. Housenbold President and Chief Executive Officer
Date:  May 22, 2013